UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 10, 2017

RESEARCH FRONTIERS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-14893	11 -2103466
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE

WOODBURY, NEW YORK 11797-2033

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

LAS VEGAS, NEVADA, OCTOBER 10, 2017 – Global aerospace transparency leader PPG Aerospace, in partnership with Vision Systems, launched a new product today at the National Business Aviation Association Convention and Exhibition in Las Vegas, Nevada. Nuance V2 Ultra Clear is a new product responding to the industry requests for aircraft cabin shading systems that allow for brighter cabin interiors, while providing for more effective shading. This Electronically Dimmable Window (EDW) solution uses patented SPD-Smart light control technology developed by Research Frontiers (Nasdaq: REFR).

Visitors to PPG’s NBAA booth this week can also experience another second-generation SPD-Smart EDW product: Nuance V2 Dark, which was launched by PPG and Vision Systems at EAA AirVenture in July.

For more information on these EDW solutions, please visit the PPG NBAA booth (North Hall-N5109) or read the Vision Systems’ press release.

PPG Aerospace and Vision Systems

Vision Systems’ partnership with PPG Aerospace is another recent expansion of the robust global SPD aerospace supply chain infrastructure. In a joint press release in May, PPG and Vision Systems announced the commercial agreement to work together on new applications utilizing Vision Systems’ SPD-Smart EDW solutions – combining the considerable experience that both PPG and Vision Systems have in supplying the aircraft industry with EDW systems. Within two months, OEM ONE Aviation announced the selection of the PPG’s Alteos brand of SPD-Smart EDW window system for the Eclipse 700 – the first announced selection under the PPG and Vision Systems agreement.

Improving the Passenger Experience with SPD EDW Systems

The clear goal in business and commercial aviation is to improve the passenger experience. A major innovation in this area is the SPD EDW system, which delivers a potent and unique solution to improving how passengers feel while in flight. By allowing passengers and flight crews to precisely tune the tint of the EDW to control the amount of daylight coming through windows, passengers continue to comfortably enjoy views, rather than blocking their view with a shade. The system delivers other critical passenger experience benefits including a cooler and quieter cabin due to remarkable thermal and acoustic insulation. Transmission of heat and noise through cabin windows has historically been the weak link in providing passengers relief from outside elements, and an SPD-Smart EDW system is the solution.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Research Frontiers press release is also available on the Company’s website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute “forward-looking” statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as “believe”, “estimate”, “project”, “intend”, “expect”, or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management’s current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition and several business factors. Additional information regarding these and other factors may be included in the Company’s quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated October 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

By:	/s/ Seth L. Van Voorhees
Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: October 11, 2017